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                                                                      EXHIBIT 23





                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in (i) the Registration Statement (Form S-8, No. 33-50140) pertaining to the Sonat Inc. Executive Award Plan and in the related Prospectus; (ii) the Registration Statement (Form S-8, No. 33-50142) pertaining to the Sonat Savings Plan and the related Prospectus; and
(iii) the Registration Statement (Form S-3, No. 33-62166) of Sonat Inc. and the related Prospectus and Prospectus Supplement of our report dated January 19, 1995, with respect to the consolidated financial statements of Sonat Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1994.



                                                     /s/ Ernst & Young LLP



                                                     ERNST & YOUNG LLP



Birmingham, Alabama
March 24, 1995